EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

    THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 23, 2015 (this “Amendment”),  is entered into by and among Cadiz Inc., a Delaware corporation (the “Company”), Cadiz Real Estate LLC, a Delaware limited liability company (“CRE” and collectively with the Company, the “Borrowers”), MSD Credit Opportunity Master Fund, L.P. (“MSD”), the other Lenders and Wells Fargo Bank, National Association, as the agent for the Lenders (the “Agent”).  Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement (as defined below), as applicable.

RECITALS:

    WHEREAS, the Borrowers, the Lenders party thereto and LC Capital Master Fund, Ltd., as agent (“LC Capital”), entered into an Amended and Restated Credit Agreement (the “March 2013 Credit Agreement”), dated as of March 5, 2013, pursuant to which, among other things, the Original Loans were exchanged in part for Secured Term Loans in the original principal amount of $30,000,000 and in part for Convertible Notes pursuant to the Exchange;

    WHEREAS, the Borrowers, LC Capital, MSD, and Wells Fargo Bank, National Association, as administrative agent, entered into an Amendment Agreement, dated as of October 30, 2013 (the “Amendment Agreement”), pursuant to which the parties thereto amended and restated the March 2013 Credit Agreement to, among other things, add Tranche B Term Loans in the original principal amount of $10,000,000 (the March 2013 Credit Agreement as amended by the Amendment Agreement, “Credit Agreement”);

    WHEREAS, interest on the Secured Term Loans is payable in kind at the Applicable Rate and compounds quarterly on each March 5, June 5, September 5 and December 5 and, as of the date hereof, without giving effect to this Amendment, the aggregate outstanding principal balance of the March 2013 Secured Term Loans is $36,681,522.23 and, without giving effect to this Amendment, the aggregate outstanding principal balance of the Tranche B Term Loans is $11,601,472.56;

    WHEREAS, the Borrowers have requested that the Lenders extend the Maturity Date of the March 2013 Secured Term Loans to June 30, 2017 and make the other modifications set forth herein; and

    WHEREAS, the Lenders have agreed to extend the Maturity Date and to make such other modifications upon the terms and conditions set forth in this Amendment.

    Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

    Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

    (a)     Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:

   “10-Day VWAP”:  for any date of determination means the per share volume-weighted average price of Common Stock, as displayed under the heading “Bloomberg VWAP” on Bloomberg page CDZI <equity> VWAP (or its equivalent successor if such page is not available), from the scheduled open of trading until the scheduled close of trading of the primary trading session of the NASDAQ Global Market on each trading day during the 10 trading day period preceding (but not including) such date of determination (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock during such period determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

    “Aggregate Pro Rata Interest”:  with respect to any Lender, the aggregate Accreted Loan Value of all Secured Term Loans held by such Lender, divided by the aggregate Accreted Loan Value of all Secured Term Loans.

    “Base Prospectus”: as defined in Section 4.1(f).

     “Commission”: as defined in Section 4.1(f).

    “Common Stock”:  the common Capital Stock, par value $0.01 per share, of the Company.

   “Exchange Act”:  the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder, in each case, as amended.

   “Extension Fee”:  an amount equal to $2,250,000, payable to the Lenders in accordance with Section 4.

   “Extension Fee Prospectus”: as defined in Section 4.1(f).

   “Extension Payment Date”:  as defined in Section 4.1(b).

   “Extension Payment Notice:  as defined in Section 4.1(b).

   “Extension Prepayment”:  a cash prepayment in an amount of not less than $9,000,000 made in accordance with Section 2.3(b) and applied in accordance with Section 2.7.

   “First Amendment”:  that certain First Amendment to Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date and entered into by and among the Borrowers, each Lender and the Agent.

   “First Amendment Effective Date”:  November 23, 2015.

   “Holder Group”:  the applicable Lender plus any other Person with which such Lender is considered to be part of a group under Section 13 of the Exchange Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the Exchange Act.

   “Issuance”: as defined in Section 4.1(f).

   “March 2013 Secured Term Loans”:  (i) the Secured Term Loans made by the Lenders on the Restatement Date in the initial aggregate principal amount of $30,000,000, as such initial principal amount is increased by (ii) the Additional Interest (as defined in the First Amendment) payable on the First Amendment Effective Date plus (iii) any portion of the Extension Fee paid pursuant to Section 4.1(a)(i), 4.1(a)(iii), 4.1(c) or 4.1(d), plus (iv) all amounts added to such principal amount through the accretion of interest pursuant to Section 2.4 or the definition of Accreted Loan Value.

   “Maximum Percentage”:  4.99%; provided that if at any time after the date hereof and prior to the Extension Payment Date any Holder Group beneficially owns (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 4.99% of the Common Stock outstanding, then the Maximum Percentage shall automatically increase to 9.99% and shall thereafter remain at 9.99% for so long as the Holder Group owns (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 4.99% of the Common Stock outstanding (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of the Common Stock outstanding).

   “New Convertible Notes”: the 7.00% Convertible Senior Notes of Cadiz due 2020.

   “New Convertible Notes Indenture”: the Indenture with respect to the New Convertible Notes between Cadiz and U.S. Bank, National Association, as Trustee, and as may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

   “Note Exchange Agreement”: the Note Exchange Agreement attached hereto as Exhibit G.

   “Payment Election”: as defined in Section 4.1(a).

   “Prospectus Supplement”: as defined in Section 4.1(f).

   “Registration Statement”: as defined in Section 4.1(f).

   “Rules and Regulations”: as defined in Section 4.1(f).

   “Securities Act”: as defined in Section 4.1(f).

    (b)     The definition of the term “Accreted Loan Value” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “plus all accreted interest, if any, added to such Loan as of the calendar day immediately prior to such date of determination” in its entirety and replacing such phrase with the following phrase:

    “plus all accreted interest, if any, which shall be added to such Loan as of the calendar day immediately prior to such date of determination.”

    (c)     The definition of the term “Change of Control” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding at the end of such definition “or the New Convertible Notes Indenture.”

    (d)     The definition of the term “Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and inserting in lieu thereof the following new clause (b):

    “(b)    in the case of the March 2013 Secured Term Loans, June 30, 2017, provided that the Maturity Date of the March 2013 Secured Term Loans shall be March 5, 2016 if, on or prior to March 4, 2016 any one of the following has occurred: (i) the Borrowers have not made the Extension Prepayment in accordance with Section 2.3(b); (ii) the holders of a majority in aggregate principal amount of the Convertible Notes have not extended the maturity date (by exchanging existing Convertible Notes for New Convertible Notes pursuant to the Note Exchange Agreement) of the Convertible Notes to a date that is no earlier than March 5, 2020 in accordance with the Note Exchange Agreement as in effect on the First Amendment Effective Date or (iii) the Borrowers have not paid the Extension Fee in accordance with the terms of Section 4.”

    (e)     The definition of “Non-Tranche B Loans” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    “Non-Tranche B Loans”: the March 2013 Secured Term Loans.

    (f)     The definition of the term “Secured Term Loan” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    “Secured Term Loans”: the March 2013 Secured Term Loans and the Tranche B Term Loans.

    (g)     The definition of the term “Tranche B Term Loan” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    “Tranche B Term Loan” or “Tranche B Loan”:  a Secured Term Loan made by MSDC on the Restatement Date in the initial aggregate principal amount of $10,000,000 plus all amounts added to such principal amount through the accretion of interest pursuant to Section 2.4.

    (h)     Section 2.1 of the Credit Agreement is hereby amended to (i) add new clauses (d) and (e) as follows, and (ii) move the existing clause (d) to a new clause (f):

    (d)     On the First Amendment Effective Date, each Lender shall be deemed to make a new March 2013 Secured Term Loan (by increasing the principal amount of March 2013 Secured Term Loans outstanding) based on such Lender’s Aggregate Pro Rata Interest in the amount set forth opposite such Lender’s name on Schedule 1 to the First Amendment.  The aggregate amount of new March 2013 Secured Term Loans made on the First Amendment Effective Date shall be $2,250,000 and such increase in principal shall be applied to satisfy the payment of Additional Interest required to be paid pursuant to clause (f) of Article II of the First Amendment as a condition to the effectiveness of the First Amendment.  Upon the satisfaction of all other conditions set forth in Article II of the First Amendment, such new March 2013 Secured Term Loan shall be deemed made on the First Amendment Effective Date without any further action on the part of any other Person.

    (e)     On the Extension Payment Date, if any, to the extent a Lender receives payment of the Extension Fee in the form of a Loan under Section 4.1(a)(i), 4.1(a)(iii), 4.1(c) or 4.1(d), such Lender shall be deemed to make a new March 2013 Secured Term Loan in the amount of the Extension Fee payable to it in the form of a Loan without any further action on the part of any other Person.

    (i)     Section 2.3 of the Credit Agreement is hereby amended by:

    (i)     inserting a new clause (b) as follows:

       “(b)           The Borrowers may make the Extension Prepayment by giving written notice of such Extension Prepayment to the Agent and Lenders in the Extension Payment Notice delivered pursuant to Section 4.1(b). Such notice shall (i) specify the Accreted Loan Value of the Loans to be prepaid and the date on which such prepayment will be delivered to the Agent (which shall be one Business Day following the date of delivery of such notice) and (ii) be irrevocable unless such notice is specifically conditioned on the occurrence of a financing or other transaction, in which case it shall be revocable to the extent such financing or other transaction does not occur.  In connection with any offering or issuance of Common Stock the proceeds of which will be used to fund the Extension Prepayment, (i) to the extent that any prospectus of the Company for such offering or issuance refers to or describes this Agreement, any other Loan Document or the Company’s relationship with the Agent or any Lender, the Company shall deliver a draft of such prospectus prior to or simultaneously with delivering its written notice for the Extension Prepayment and shall consider in good faith any comments that any Agent or Lender provides with respect to such references and descriptions and (ii) a public announcement for such offering or issuance (including the price per share to be paid in such offering or issuance) shall be made by the Company prior to the date of delivery of the Extension Payment Notice pursuant to Section 4.1(b).”; and

    (ii)     changing the current clause (b) to clause (c), and adding at the end of such clause (c) the phrase “and as required by Section 2.6.”

    (j)     Section 2.4 of the Credit Agreement is hereby amended by adding at the end of the first sentence thereof: “provided that, for the avoidance of doubt, interest on any portion of the Non-Tranche B Loans accreted to principal on or after the First Amendment Effective Date shall have interest accrete with respect to such principal amount only from and after the date such Non-Tranche B Loans are incurred or deemed incurred pursuant to Section 2.1(e)”.

    (k)     Section 2.7 of the Credit Agreement is hereby amended by (i) deleting “2.3” and replacing it with 2.3(a)”, (ii) adding the following parenthetical after the phrase “Section 2.6” where it appears in such Section “(subject to, upon the occurrence and during the continuation of any Event of Default, Section 5.5 of the Security Agreement with respect to the proceeds of Collateral other than the Mortgaged Properties)” and (iii) adding the following sentence immediately after the first sentence of such Section:

    The Extension Prepayment paid pursuant to Section 2.3(b) shall be applied to reduce the Accreted Loan Value of the Secured Term Loans of each Lender pro rata in accordance with such Lender’s Aggregate Pro Rata Interest.

    (l)     Section 4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    “SECTION 4.     Extension Fee.

    Section 4.1 Extension Fee.

    (a)     If the Borrowers shall elect to pay the Extension Fee, such Extension Fee shall be paid pro rata to each Lender based on such Lender’s Aggregate Pro Rata Interest.  At the election of each Lender (the “Payment Election”), exercised in accordance with Section 4.1(b), the Extension Fee paid to such Lender shall be paid by either (i) adding such Lender’s pro rata share of the Extension Fee to the March 2013 Secured Term Loans held by such Lender or (ii) issuing to such Lender a number of shares of Common Stock, rounded down to the nearest whole number (with any fractional shares being settled in cash) equal to (x) such Lender’s pro rata share of the Extension Fee divided by (y) the lowest of (1) 3.1055, (2) the 10-Day VWAP as of the date of such Lender’s Payment Election and (3) the lowest price at which any share of Common Stock, or any security or other interest convertible into or exchangeable for a share of Common Stock, is issued by the Company during the period between November 2, 2015 and the date of such Lender’s Payment Election (other than any shares of Common Stock issued upon the exercise of options granted prior to the date hereof under any stock plans or other employee compensation in effect on the date hereof or upon the vesting of restricted stock units and performance share awards and warrants outstanding on the date hereof) or (iii) any combination of (i) and (ii) if required by Section 4.1(c) or required or permitted by Section 4.1(d).

    (b)     The Borrowers shall give the Lenders notice that the Borrowers intend to pay the Extension Fee by delivering a payment notice in the form of Exhibit D (the “Extension Payment Notice”); provided that if the Extension Payment Notice is not delivered by 5:00 p.m. New York time on February 26, 2016, the Borrowers shall be deemed to have declined to pay the Extension Fee.  The Extension Payment Notice shall (i) be irrevocable and (ii) be accompanied by the Extension Fee Prospectus (as defined in Section 4.1(f) below); provided, however, that upon the reasonable request of any Lender, the Company shall provide such other information that is relevant to the Lenders’ Payment Election decisions.  Once the Extension Payment Notice is delivered, the Extension Fee shall be due and payable on the fifth (5th) Business Day following delivery of the Extension Payment Notice (such date, the “Extension Payment Date”) subject to Section 4.1(d).  Within three (3) Business Days of receipt of the Extension Payment Notice, each Lender shall make a Payment Election on the form attached hereto as Exhibit E.  If any Lender shall fail to make a Payment Election, such Lender shall receive its pro rata share of the Extension Fee in March 2013 Secured Term Loans in accordance with Section 4.1(a)(i).

    (c)     In the event that any Lender elects to receive Common Stock and the issuance of shares of Common Stock to the Lenders on the Extension Payment Date would, in the aggregate, exceed 19.99% of the Common Stock outstanding on the date of delivery of the Extension Payment Notice, each Lender so affected shall receive only a number of shares of Common Stock, rounded down to the nearest whole number, equal to (i) the maximum number of shares of Common Stock which could be issued to the Lenders in the aggregate on the Extension Payment Date without such issuance exceeding 19.99% of the Common Stock outstanding on the date of delivery of the Extension Payment Notice multiplied by a ratio equal to (ii) (x) the number of shares of Common Stock elected to be received by such Lender divided by (y) the number of all of the shares of Common Stock elected to be received by the Lenders in the aggregate.  Each Lender so affected by this Section 4.1(c) shall be deemed to have made a Payment Election under clause 4.1(a)(i) above for the payment of the Extension Fee as an increase to its March 2013 Secured Term Loans in the amount of any of such Lender’s portion of the Extension Fee which is not paid in shares of Common Stock.

    (d)     Any lender that elects in its Payment Election to receive shares of Common Stock that would cause the applicable Holder Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of a number of shares of Common Stock which exceeds the Maximum Percentage of the shares of Common Stock that are outstanding at such time (as determined in accordance with Section 13(d) of the Exchange Act) shall receive (i) on the Extension Payment Date, shares of Common Stock such that the applicable Holder Group beneficially owns such Maximum Percentage (as determined in accordance with Section 13(d) of the Exchange Act), and (ii) on the date that is 61 days after the date of the such Lender’s Payment Election, the remaining shares of Common Stock elected as part of the Extension Fee.  If, and to the extent, that any payment of the Extension Fee is required to be delayed pursuant to the immediately preceding sentence, (x) if the result of such delay is that a portion of such payment is paid after March 4, 2016, such payment shall be deemed to have occurred prior to March 4, 2016 for purposes of the definition of “Maturity Date” and (y) if at the time such payment is required to be made the Company is not eligible to issue such Common Stock pursuant to the Registration Statement, the Company will use its commercially reasonable efforts to issue such Common Stock pursuant to a replacement Registration Statement as soon as practicable after the date of such 61st day, provided that on or after such date 61st day, if a replacement Registration Statement has not become effective, each Lender so affected may elect by written notice to the Borrowers to receive the affected portion of the Extension Fee in March 2013 Secured Term Loans.  Any purported delivery of Common Stock in connection with the payment of the Extension Fee shall be void and have no effect to the extent (but only to the extent) that such delivery would result in any Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Common Stock that is outstanding at such time (as determined in accordance with Section 13(d) of the Exchange Act).  In determining the number of shares of Common Stock outstanding at any point in time, each Lender may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent financial statements delivered pursuant to Section 5.1, (y) a more recent public announcement by the Company delivered pursuant to Section 5.2(c) or (z) a more recent notice by the Company or its transfer agent to the Lenders setting forth the number of shares of Common Stock then outstanding.  Notwithstanding the foregoing, any Lender affected by the foregoing limitation on beneficial ownership may, in such Lender’s sole discretion and upon 61 days’ written notice to the Company, increase, decrease or terminate this limitation on beneficial ownership and instruct the Company to pay such Lender’s share of the Extension Fee affected by this Section 4.1(d) in any manner set forth in Section 4.1(a).

    (e)     Any portion of the Extension Fee paid in Common Stock shall be issued to the electing Lender pursuant to a Stock Issuance Agreement in the form of Exhibit F.

    (f)     Any offering or issuance of Common Stock to any Lender in connection with the Extension Fee (each such issuance, an “Issuance,” and collectively, the “Issuances”) shall be made pursuant to (i) the Registration Statement on Form S-3, No. 333-190288, including any amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) in conformity with the Securities Act of 1933, as amended (the “Securities Act”) under the rules and regulations (the “Rules and Regulations”) of the Commission, including the prospectus contained therein (the “Base Prospectus”) and (ii) the final prospectus supplement filed with the Commission on November 23, 2015 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Extension Fee Prospectus”) containing amended and/or certain supplemental information regarding the Common Stock and terms of the Issuances.  For the avoidance of doubt, the Company acknowledges and agrees that no offering or issuance of Common Stock to the Lenders to satisfy the Extension Fee shall be made pursuant to any prospectus or prospectus supplement other than the Extension Fee Prospectus or any replacement Registration Statement required by Section 4.1(d).  The Company represents and warrants that, as of the First Amendment Effective Date, the Securities Act and Rules and Regulations permit the Company to offer and issue up to $19,666,844 worth of shares of Common Stock pursuant to the Registration Statement.  The Company represents and warrants that the Registration Statement complied when it became effective, complies on the First Amendment Effective Date and shall comply until the Extension Payment Date and any later date upon which shares of Common Stock are received pursuant to Section 4.1(d), in each case, in all material respects with the requirements of Form S-3 under the Securities Act.  The Company represents and warrants that no order preventing or suspending the use of the Extension Fee Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission.  The Company represents and warrants that neither the Registration Statement nor the Extension Fee Prospectus shall, as of the First Amendment Effective Date, the date of delivery of the Extension Payment Notice or any date on which Common Stock is issued to a Lender under the Extension Fee Prospectus, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (g)     The Agent shall have no responsibility with regards to processing any Extension Fee paid in Common Stock or for monitoring or verifying that the provisions and restrictions set forth above with regards to Common Stock payments are complied with.

    (m)     Section 6.1(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

    (e)     Indebtedness constituting (i) Convertible Notes (a) in an aggregate original principal amount not to exceed $53,458,000, plus (b) any accretion of interest to such original principal amount pursuant to the terms of the Indenture and the Convertible Notes, minus (c) the Accreted Principal Amount (as defined in the Indenture) of Convertible Notes exchanged for New Convertible Notes as of the date of the New Convertible Notes Indenture, and (ii) New Convertible Notes (a) in an aggregate original principal amount equal to the Accreted Principal Amount (as defined in the Indenture) of Convertible Notes exchanged for New Convertible Notes as of the date of the New Convertible Notes Indenture plus (b) any accretion of interest to such original principal amount pursuant to the terms of the New Convertible Notes Indenture and the New Convertible Notes.

    (n)     Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    6.5     Restricted Payments.  Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower (collectively, “Restricted Payments”), except that any Subsidiary may make Restricted Payments to the Borrowers.  Notwithstanding the foregoing, this Section 6.5 shall not prohibit (a) Cadiz from converting all or any portion of the Convertible Notes or New Convertible Notes into Capital Stock of the Company pursuant to the terms of the Indenture or the New Convertible Notes Indenture, as applicable or (b) the Borrowers from making the following payments, (i) the Accreted Principal Amount on the Maturity Date (as defined in the Indenture or the New Convertible Notes Indenture, as applicable) or any Default Interest, (ii) the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, (iii) and cash in lieu of fractional shares of Common Stock upon conversion of the Convertible Notes pursuant to the Indenture or the New Convertible Notes pursuant to the New Convertible Notes Indenture and (iv) cash payable in respect of shares of Common Stock that cannot be issued pursuant to Section 10.24 of the Indenture or the New Convertible Notes Indenture.  Capitalized terms used in the preceding sentence of this Section 6.5 without definition shall have the meanings ascribed to such terms in the Indenture or the New Convertible Notes Indenture, as applicable.

    (o)     Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    6.15     Other Senior Indebtedness.  Incur (i) any Indebtedness senior to the Secured Term Loans or (ii) except as set forth in Section 6.1(b), any Indebtedness pari passu with Secured Term Loans without the consent of the Required Lenders.

    (p)     Section 6 of the Credit Agreement is hereby amended by adding new Sections 6.17, 6.18 and 6.19 at the end of Section 6:

    6.17     New Convertible Note Payments.  Make any cash payment with respect to New Convertible Notes, other than (i) the Accreted Principal Amount on the Maturity Date (as defined in the New Convertible Notes Indenture) or any Default Interest, (ii) the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, (iii) and cash in lieu of fractional shares of Common Stock upon conversion of the New Convertible Notes pursuant to the New Convertible Notes Indenture and (iv) cash payable in respect of shares of Common Stock that cannot be issued pursuant to Section 10.24 of the New Convertible Notes Indenture.  Capitalized terms used in this Section 6.17 without definition shall have the meanings ascribed to such terms in the New Convertible Notes Indenture.

    6.18     Issuance of Common Stock.  Issue or sell any Common Stock, or any security or other interest convertible into or exchangeable for a share of Common Stock, during the period commencing on the date of any Lender’s Payment Election electing to receive Common Stock and ending on the Extension Payment Date.
    6.19     Amendments to Indenture and New Convertible Notes Indenture.  Amend or otherwise modify the terms of the Indenture, the Convertible Notes, the New Convertible Notes Indenture or New Convertible Notes to (a) increase the principal amount (or accreted value, if applicable) thereof except by an amount equal to any premium, accrued interest and fees and expenses reasonably incurred and paid in connection therewith, (b) grant any guarantees or security, (c) shorten the maturity or the weighted average life to maturity thereof, (d) increase the interest rate or change the conversion price applicable thereto or (e) add any new amortization, sinking fund or similar payments and or new mandatory prepayments or mandatory offers to purchase. The material terms, taken as a whole, of any amendments to the Indenture, the Convertible Notes, the New Convertible Notes Indenture or New Convertible Notes shall be no less favorable to the Company than the original terms of the Indenture, the Convertible Notes, the New Convertible Notes Indenture or New Convertible Notes, respectively.

    (q)     Section 7 of the Credit Agreement is hereby amended by adding the phrase “or the New Convertible Notes Indenture” after the word “Indenture” in clause (c)(ii).

    (r)     Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the word “or” appearing immediately prior to clause (iv) thereof; and (ii) adding the following new clauses (vii) and (viii) at the end of the second sentence thereof: “(vii) amend Section 2.7 or Section 2.9 without the written consent of all Lenders; or (viii) impose any greater restriction on the ability of any Lender (compared to the ability of the other Lenders) to assign any of its rights or obligations hereunder without the written consent of such Lender”.

    (s)     Amendment to Exhibits.  The Credit Agreement is hereby amended by adding the following new Exhibits:  Exhibit D “Form of Extension Payment Notice”, Exhibit E “Form of Payment Election”, Exhibit F “Form of Stock Issuance Agreement” and Exhibit G “Note Exchange Agreement” in each case as attached hereto as Annex 1.

ARTICLE II

CONDITIONS PRECEDENT

    The effectiveness of this Amendment (including the amendments to the Credit Agreement contained in Article I) are subject to the satisfaction of the following conditions precedent (the date of the satisfaction of such conditions precedent being referred to herein as the “Effective Date”):

    (a)     This Amendment shall have been duly executed by the Borrowers, the Agent and each Lender.

    (b)     The Lenders shall have received a certificate of the secretary or assistant secretary (or other comparable officer) of each Borrower, dated as of the date hereof attaching (i) copies of the formation documents (together with any amendments thereto) of each Borrower, certified to be true and complete as of a date not more than thirty (30) days prior to the date hereof by the Secretary of State of the State of Delaware (collectively, the “Certified Charters”) and certified by a Responsible Officer of such Borrower to be true, correct, unmodified and in full force and effect as of the date hereof, (ii) copies of, as applicable, the by-laws or limited liability company agreements (together with any amendments thereto) of each Borrower, certified by a Responsible Officer of such Borrower to be true, correct, unmodified and in full force and effect as of the date hereof, (iii) copies of resolutions of the board of directors or actions by written consent of the members, as applicable, of each Borrower, approving and adopting this Amendment, and all documents and agreements related thereto, the transactions contemplated herein and therein and authorizing execution and delivery hereof and thereof, certified by a Responsible Officer of each Borrower to be true and correct, unmodified and in force and effect as of the date hereof, (iv) copies of certificates of good standing with respect to each Borrower certified as of a date not more than thirty (30) days prior to the date hereof by the Secretary of State of the State of Delaware, (v) a copy of a certificate of foreign qualification and good standing with respect to each Borrower certified as of a date not more than thirty (30) days prior to the date hereof by the Secretary of State of the State of California, and (vi) an incumbency certificate of each Borrower certified by a Responsible Officer of such Borrower to be true and correct as of the date hereof.

    (c)     The Agent and Lenders shall have received a certificate or certificates executed by a Responsible Officer of each Borrower dated as of the Effective Date certifying that:  (i) all representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing and (iii) all conditions precedent to the Effective Date contained herein shall have been satisfied.

    (d)     The Agent and Lenders shall have received the legal opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Borrowers, addressed to Agent and each Lender in form and substance reasonably satisfactory to the Agent and the Lenders.

    (e)     As of the Effective Date, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

    (f)     The Company shall have paid the additional interest in the amount of $2,250,000 (the “Additional Interest”) pursuant to Section 2.1(d) of the Credit Agreement, which such amount will be added to and become part of the March 2013 Secured Term Loans in accordance with Section 2.1(d) of the Credit Agreement.

    (g)    The Borrowers shall have paid directly or reimbursed MSD for all reasonable out-of-pocket expenses (not to exceed $250,000) incurred in connection with negotiating, documenting and effectuating the transactions contemplated hereby (including, without limitation, any and all lien search fees, filing fees, recording fees, title charges and charges of third party service providers and all reasonable and documented fees, charges and documented disbursements of counsel to MSD and the Agent incurred in connection with negotiating, documenting and effectuating the transactions contemplated hereby) and any fees of the Agent payable at closing.

ARTICLE III

ACKNOWLEDGMENT AND REAFFIRMATION OF THE BORROWERS

     Each of the Borrowers hereby (i) ratifies and affirms all the provisions of the Credit Agreement, the Security Agreement and the other Loan Documents as amended hereby, (ii) agrees that the terms and conditions of the Credit Agreement, the Security Documents and the other Loan Documents, including the security provisions set forth therein, shall continue in full force and effect as amended hereby, and shall not be impaired or limited by the execution or effectiveness of this Amendment and (iii) acknowledges and agrees that the Collateral continues to secure, to the fullest extent possible in accordance with the Credit Agreement, the payment and performance of all Obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS

    In order to induce the Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to the Agent and the Lenders that, as of the Effective Date, the following statements are true and correct:

    (a)     all representations and warranties contained herein and in the Credit Agreement as amended by this Amendment and the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

    (b)    the execution and delivery of this Amendment by each Borrower, the performance by each Borrower of its obligations under this Amendment and the Credit Agreement as amended by this Amendment (including the payment of Additional Interest, the Extension Prepayment and the Extension Fee, the “Amended Credit Agreement”) (i) have been duly authorized by all requisite action, corporate or otherwise, of each Borrower and (ii) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrowers’ organizational documents or the Indenture or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of the Agent;

    (c)     this Amendment has been duly executed by each Borrower and delivered to the Agent and this Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

    (d)     no consent, approval or authorization of or designation, declaration or filing with any Governmental Authority or any other Person on the part of any Borrower is required in connection with the execution and delivery of this Amendment or performance by such Borrower of this Amendment or the Amended Credit Agreement or the consummation of the transactions contemplated hereby or thereby;

    (e)     no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Credit Agreement;

    (f)     Schedule I sets out the outstanding principal amount of, and accreted interest payable on, the Loans as of the date hereof both before and after giving effect to the Additional Interest;

    (g)     To the extent not paid on the Effective Date, the Borrowers shall pay directly, or reimburse MSD for, all reasonable out-of-pocket expenses (together with the fees and expenses paid on the Effective Date, not to exceed $250,000) incurred in connection with negotiating, documenting and effectuating the transactions contemplated hereby (including, without limitation, any and all lien search fees, filing fees, recording fees, title charges and charges of third party service providers and all reasonable and documented fees, charges and documented disbursements of counsel to MSD and the Agent incurred in connection with negotiating, documenting and effectuating the transactions contemplated hereby) and any fees of the Agent payable at closing; and

    (h)     Within 60 days of the Effective Date:

       (i)     the Borrowers shall, and shall cause Octagon Partners, LLC, a California limited liability company (“Octagon”) to, deliver to the Agent duly executed and notarized amendments to the Mortgages (collectively, the “Mortgage Amendments”), recorded in the Official Records of San Bernardino County, California;

       (ii)     the Borrowers shall, and shall cause Octagon to, deliver to the Agent legal opinions relating to Mortgage Amendments, which opinions shall be in form, scope and substance, and from counsel, reasonably satisfactory to the Required Lenders (it being understood that legal opinions substantially similar to those delivered by Theodora Oringher on October 30, 2013 shall be acceptable to the Required Lenders).

       (iii)     Chicago Title Insurance Company (“Title Company”) shall have issued one or more endorsements and/or modifications, each in form and substance substantially similar to those endorsements issued in connection with the amendment and restated of the Existing Credit Agreement on October 30, 2013 or otherwise acceptable to the Required Lenders, to the existing lender’s policy of title insurance insuring the lien of the Mortgages which endorsements and/or modifications shall increase the coverage amount under such policy of title insurance by $18,576,000 (to $54,000,000 in total) and shall insure the continued priority and enforceability of the lien of the Mortgages (as modified by the Mortgage Amendments) and the Credit Agreement as modified hereby, together with any other affirmative coverage reasonably required by the Required Lenders in connection with the transactions contemplated by this Amendment.

ARTICLE V

MISCELLANEOUS

    (a)     Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

    (b)     Successor and Assigns.  This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

    (c)     Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    (d)     Counterparts.  This Amendment may be executed in one or more counterparts, each of which counterparts when executed and delivered (including by facsimile or electronic transmission) shall be deemed to be an original, and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

    (e)     Headings.  The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

    (f)     Modification; Amendment.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.  This Amendment may not be amended, modified or waived except as provided by Section 9.1 of the Credit Agreement.

    (g)     Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Amendment against any Borrower or its properties in the courts of any jurisdiction.

    (h)     Waiver of Right to Trial by Jury.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AMENDMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWERS OR THE LENDERS WITH RESPECT TO THIS AMENDMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CLAUSE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO ACKNOWLEDGES THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS CLAUSE, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS CLAUSE.

    (i)     References.  On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” ‘‘thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.  This Amendment is a Loan Document.

    (j)     Release. In consideration of Agent and Lenders entering into this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as of the date hereof, each Borrower on behalf of itself and its affiliates and their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, their respective affiliates and their successors and assigns, and their present and former shareholders, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower, any of their respective affiliates, or any of its or their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees by reason of any circumstance, action, cause or thing whatsoever which occurred on or prior to the date hereof pursuant to or arising out of the Credit Agreement, the Loan Documents or transactions directly related thereto between any Borrowers, on one hand, and the Releasees, on the other.

    (k)     Waiver.  No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

    (l)     Agent.  Each of the undersigned Lenders hereby (i) authorizes and directs Agent to execute and deliver this amendment and the other documents entered into in connection herewith, (ii) represents to the Agent that the Lenders, together, hold 100% of the Loans  under the Credit Agreement, (iii) by its execution below, agrees to be bound by the terms and conditions of this amendment and such other documents and (iv) agrees that it has received the documents and any payment required under Article II of this Amendment as a condition precedent to the effectiveness of this Amendment.  Wells Fargo Bank, National Association is entering into this Amendment and acting hereunder, it shall be entitled to the rights, benefits, protections, indemnities and immunities afforded to it as Agent under the Credit Agreement.

[Signature Pages Follow]

    IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an agent

By:	/s/ Michael Roth
Name: Michael Roth
Title: Vice President

[First Amendment to Amended and Restated Credit Agreement]

MSD CREDIT OPPORTUNITY MASTER FUND, L.P., as a Lender

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Managing Director

[First Amendment to Amended and Restated Credit Agreement]

MILFAM II L.P., as a Lender

By:	MILFAM LLC
Its: General Partner

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller III
Title: Manager

[First Amendment to Amended and Restated Credit Agreement]

WPI-CADIZ FARM CA, LLC., as a Lender

By:	/s/ Disque D. Deane Jr.
Name: Disque D. Deane Jr.
Title: Member

[First Amendment to Amended and Restated Credit Agreement]

CADIZ INC., as a Borrower

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

CADIZ REAL ESTATE LLC, as a Borrower

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

[First Amendment to Amended and Restated Credit Agreement]

SCHEDULE I

LENDERS AND LOAN AMOUNTS
Lender	March 2013 Secured Term Loans	Tranche B Term Loans
MILFAM II L.P. 222 Lakeview Avenue, Suite 160-365 West Palm Beach, FL 33401 Attn: Eric Fangmann Telecopy: 619-923-2908 Telephone: 561-287-5399 with a copy to: O’Melveny & Myers LLP 400 South Hope Street Los Angeles, CA 90071 Attn: Steve Warren Telecopy: 213-430-6407 Telephone: 213-430-7875	Total Loan Balance as of 9/5/2015: $5,322,488.88 Accreted Interest: $93,439.25 Additional Interest: $248,029.35 Total Ending Balance as of 11/23/2015: $5,663,957.18	$0
WPI-CADIZ FARM CA, LLC c/o Water Asset Management, LLC 509 Madison Avenue, Suite 804 New York, NY 10022 Attn: Stacy Kincaid Telecopy: 212-754-5101 Telephone: 415.529.4830	Total Loan Balance as of 9/5/2015: $1,561,410.13 Accreted Interest: $27,411.42 Additional Interest: $72,762.11 Total Ending Balance as of 11/23/2015: $1,661,583,67	$0
MSD CREDIT OPPORTUNITY MASTER FUND, L.P.
645 Fifth Avenue
21st Floor
New York, NY 10022-5910
Attention: Marcello Liguori
Telecopy:  (212) 303-1650
Telephone:  (212) 303-1634
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY  90071
Attention:  Harvey Uris
Telecopy:  (212) 735-2000
Telephone:  (212) 735-3000
	Total Loan Balance as of 9/5/2015: $29,797,623.22 Accreted Interest: $523,113.83 Additional Interest: $1,929,208.53 Total Ending Balance as of 11/23/2015: $32,249,945.58	Total Loan Balance as of 9/5/2015: $11,601,472.56 Accreted Interest: $203,670.30 Additional Interest: $0 Total Ending Balance as of 11/23/2015: $11,805,142.86
AGGREGATE TERM LOANS	$39,575,486.73	$11,805,142.86

ANNEX 1

[Additional Exhibits to Credit Agreement to be attached]

Annex 1-1

Exhibit D

[CADIZ LETTERHEAD]

FORM OF EXTENSION PAYMENT NOTICE

[DATE]

Re: Extension Payment Notice

Ladies and Gentlemen:

    Reference is made to that certain Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) attached to that certain Amendment Agreement, dated as of October 30, 2013 (the Amended and Restated Credit Agreement, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of November 23, 2015 and as may be further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Cadiz Inc., Cadiz Real Estate LLC, LC Capital Master Fund, Ltd., MSD Credit Opportunity Master Fund, L.P. and Wells Fargo Bank National Association, as administrative agent (the “Agent”).  Capitalized terms used in this notice have the meanings set forth in the Credit Agreement unless specifically defined herein.

    Pursuant to Section 4.1(b) of the Credit Agreement, Cadiz hereby notifies the Agent and each Lender that Cadiz shall pay the Extension Fee on [Insert the date that is the fifth Business Day following the date of delivery of this Extension Payment Notice].  Cadiz hereby acknowledges and agrees that this Extension Payment Notice is irrevocable.

    Pursuant to Section 4.1(a) of the Credit Agreement, at the election of each Lender, exercised in accordance with Section 4.1(b) of the Credit Agreement, each Lender’s pro rata share of the Extension Fee shall be paid by either (i) adding such Lender’s pro rata share of the Extension Fee to the March 2013 Secured Term Loans held by such Lender or (ii) the Company issuing to such Lender a number of shares of Common Stock, rounded to the nearest whole number, equal to (x) such Lender’s pro rata share of the Extension Fee divided by (y) the lowest of (1) 3.1055, (2) the 10-Day VWAP as of the date of such Lender’s Payment Election and (3) the lowest price at which any share of Common Stock, or any security or other interest convertible into or exchangeable for a share of Common Stock, is issued by the Company during the period between November 2, 2015 and the date of such Lender’s Payment Election (other than any shares of Common Stock issued upon the exercise of options granted prior to the First Amendment Effective Date under any stock plans or other employee compensation in effect on the First Amendment Effective Date or upon the vesting of restricted stock units and performance share awards and warrants outstanding on the First Amendment Effective Date).

    As of the date hereof, there are [●] shares of Common Stock of Cadiz outstanding.

    Pursuant to Section 4.1(b) of the Credit Agreement, within three (3) Business Days of receipt of this Extension Payment Notice, each Lender shall make a Payment Election on the form attached as Exhibit E to the Credit Agreement.  If any Lender fails to make a Payment Election, such Lender shall receive its pro rata share of the Extension Fee in March 2013 Secured Term Loans in accordance with Section 4.1(a)(i) of the Credit Agreement (which, for the avoidance of doubt, is set forth in clause (i) of the third paragraph of this notice).

[Signature page follows]

IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of the date first set forth above.

CADIZ INC.

By:
Name:
Title:

[LENDER LETTERHEAD]

Exhibit E

FORM OF PAYMENT ELECTION

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, CA 90017
Attention:  Chief Financial Officer
Telecopy:  213-271-1614
Telephone:  213-271-1600

Ladies and Gentlemen:

    Reference is made to that certain Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) attached to that certain Amendment Agreement, dated as of October 30, 2013 (the Amended and Restated Credit Agreement, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of November 23, 2015 and as may be further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Cadiz Inc., Cadiz Real Estate LLC, LC Capital Master Fund, Ltd., MSD Credit Opportunity Master Fund, L.P. and Wells Fargo Bank National Association, as administrative agent.  Capitalized terms used in this Payment Election have the meanings set forth in the Credit Agreement unless specifically defined herein.

[NAME OF LENDER] (the “Lender”) is a Lender under the Credit Agreement. As of the Extension Payment Date, the Lender’s Aggregate Pro Rata Interest is [●]% and the Lender’s pro rata share of the Extension Fee is $[Aggregate Pro Rata Interest*2,250,000].

    Pursuant to Section 4.1 of the Credit Agreement, the Lender hereby elects to receive payment of its pro rata share of the Extension Fee [as March 2013 Secured Term Loans] [as Common Stock].

    IN WITNESS WHEREOF, this Payment Election is executed by the undersigned this      day of                                   .
[LENDER]

By:
Name:
Title:

Exhibit F

STOCK ISSUANCE AGREEMENT

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, California 90071

Ladies and Gentlemen:

    Cadiz Inc., a Delaware corporation (the “Company”), agrees, subject to the terms and conditions stated herein, to issue to [NAME OF LENDER] (the “Investor”), [●] shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Company’s Registration Statement (as defined below).

    1.     In consideration of the respective covenants, agreements and representations and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor intending to be legally bound, hereby agree as follows:

       (a)    This Stock Issuance Agreement (the “Agreement”) is made as of the date set forth below between the Company and the Investor.

       (b)     The Company and Investor are parties to that certain First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), dated as of November 23, 2015 (the “Amendment Effective Date”), by and among the Company, Cadiz Real Estate LLC, Investor, the other lenders party thereto, and Wells Fargo Bank, National Association, as agent, which amended that certain Amended and Restated Credit Agreement (the “Credit Agreement”) attached to that certain Amendment Agreement, dated as of October 30, 2013, by and among the Company, Cadiz Real Estate LLC, LC Capital Master Fund, Ltd., the lenders party thereto, and Wells Fargo Bank, National Association, as agent.

       (c)     Pursuant to the First Amendment, the Company agreed, if the Company elects to pay the Extension Fee (as defined in the First Amendment), that, at the election of the Investor, the Company would satisfy such payment by paying all or some of such Extension Fee by issuing the Shares, and on [DATE] (the “Payment Election Date”), the Investor elected to receive the Shares.

       (d)     The Company has authorized the issuance of, and agrees to issue, the Shares to the Investor on the date of this Agreement (the “Closing Date”), upon the terms and conditions set forth herein.

       (e)     Prior to the execution of this Agreement, the Company has delivered to Investor  a  written  opinion,  addressed  to  the  Investor  and  dated  the  Closing  Date,  from Cadwalader, Wickersham & Taft LLP, counsel to the Company, to the effect set forth in Exhibit A hereto.

       (f)     The offering and issuance of the Shares (the “Issuance”) are being made pursuant to (i) an effective Registration Statement on Form S-3, No. 333-190288, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) in conformity with the Securities Act of 1933, as amended (the “Securities Act”) under the rules and regulations (the “Rules and Regulations”) of the Commission, including the prospectus contained therein (the “Base Prospectus”) and (ii) the final prospectus supplement filed with the Commission on November 23, 2015 and delivered to the Investor (the “Prospectus Supplement” and, together with the Base Prospectus, the “Extension Fee Prospectus”) containing amended and/or certain supplemental information regarding the Shares and terms of the Issuance. If the Company has filed one or more abbreviated registration statements to register additional shares of Common Stock pursuant to Rule 462(b) under the Rules and Regulations (each a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include any such Rule 462(b) Registration Statement.

       (g)     Without the prior written consent of the Company, prior to [                ], 2016 (which is the 180th day following the Amendment Effective Date), the Investor shall not, and shall cause its wholly-owned subsidiaries not to, sell, transfer, encumber or otherwise dispose of any or all of its Common Stock other than transfers to wholly-owned subsidiaries of the Investor.

       (h)     The Company agrees to make any filings required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the Issuance.

       (i)     On the Closing Date, the Company shall cause its Transfer Agent to deliver the Shares to the Investor and register the Shares as instructed by the Investor. The Shares will be delivered by crediting the account of the Investor’s prime broker (as specified by the Investor to the Company) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction no later than 4:00 p.m. Eastern Standard Time on the Closing Date using its DTC participant identification number, and released by Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. The Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained, which broker/dealer shall be a DTC participant, to initiate a transaction through the DWAC system, instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which shall be the Closing Date. The Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC instruction.

    2.     The Investor represents and warrants to the Company as of the date hereof as follows:

       (a)     The Investor has received the Extension Fee Prospectus and  the documents incorporated by reference therein prior to or in connection with the receipt of this Agreement.

       (b)     The Investor (i) is not a member of FINRA or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules) as of the date of this Agreement and (ii) after giving effect to the issuance of the Shares pursuant to this Agreement, neither the Investor nor any group of investors (as identified in a public filing made with the Commission) of which the Investor is a part, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company.

    3.     The Company represents and warrants to the Investor as of the date hereof as follows:

       (a)     All representations and warranties of the Company contained in the First Amendment are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date).

       (b)     No order preventing or suspending the use of the Extension Fee Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission. The Registration Statement complied when it became effective, complied on the First Amendment Effective Date and complies as of the Closing Date, in all material respects, with the requirements of Form S-3 under the Securities Act. The conditions to the use of Form S-3 in connection with the offering and issuance of the Shares as contemplated hereby have been satisfied. The Registration Statement did not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and the Extension Fee Prospectus, as of the Closing Date, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any required filing of the Extension Fee Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been or will be made in the manner and within the time period required by such Rule 424(b).

       (c)     The Registration Statement and all documents incorporated by reference in the Registration Statement and the Extension Fee Prospectus as of the Closing Date, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as applicable, and the rules and regulations of the Commission thereunder, and at the time they became effective or were filed with the Commission, as the case may be, neither the Registration Statement nor any of such other documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (d)     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Extension Fee Prospectus.

       (e)     The authorized capital stock of the Company consists of (i) [●] shares of Common Stock and (ii) [●] shares of preferred stock (the “Preferred Stock”). As of the date hereof, [●] shares of Common Stock are issued and outstanding and [●] shares of Preferred Stock are issued and outstanding.

       (f)     The Shares have been duly and validly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable.

       (g)     The Shares have been duly authorized for quotation on the Nasdaq Global Market, subject to official notice of issuance.

       (h)     This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

       (i)     The Company is not in breach or violation of or in default under (i) the provisions of its charter or by-laws, (ii) any material agreement filed as an exhibit to the Registration Statement, or (iii) any federal or state statute or law, any rule or regulation issued pursuant to any federal or state statute or law, or any order issued pursuant to any federal or state statute or law by any court or governmental agency or body having jurisdiction over the Company, except, with respect to clauses (ii) and (iii) above, to the extent any such violation or default would not, individually or in the aggregate, have a material adverse effect on (x) the business, properties, prospects, financial condition or results of operations of the Company or (y) the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in, this Agreement (a “Material Adverse Effect”).

       (j)     The execution, delivery and performance by the Company of this Agreement, including the issuance by the Company of the Shares, will not conflict with or result in a breach or violation of, or constitute a default under (i) the provisions of the Company’s charter or by-laws, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or (iii) any federal or state statute or law, any rule or regulation issued pursuant to any federal or state statute or law, or any order issued pursuant to any federal or state statute or law by any court or governmental agency or body having jurisdiction over the Company, except, with respect to clause (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

       (k)     No filing with, or authorization, approval, consent or order of, any court or governmental agency or body is required for the issuance of the Shares, except such as have already been obtained or are contemplated hereby.

       (l)     Subsequent to the dates as of which information is given in the Extension Fee Prospectus and other than as contemplated therein, and subsequent to the Payment Election Date, there has not been (i) any material adverse change in the business, properties, prospects, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any material change in the capital stock, or any material change in the outstanding indebtedness, of the Company, or (v) any dividend or distribution declared, paid or made on the capital stock of the Company.

       (m)     The Company represents and warrants that, as of the Closing Date, the Securities Act and Rules and Regulations permit the Company to offer and issue [●] shares of Common Stock pursuant to the Registration Statement.

    4.     The Company agrees to indemnify, defend and hold harmless the Investor, its directors and officers, and each person, if any, who controls the Investor and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, to which, jointly or severally, the Investor or any such person may become subject, insofar as such loss, damage, claim or liability arises out of or is based upon: (i) this Agreement, (ii) the breach of any covenant, agreement or representation or warranty of the Company under this Agreement, (iii) any untrue statement of a material fact contained in the Registration Statement, or any amendments thereto or the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any untrue statement of a material fact contained in the Extension Fee Prospectus or the omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    5.     Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the Closing Date.

    6.     All notices, requests, consents and other communications hereunder will be in writing, will be mailed by nationally recognized overnight express courier, postage prepaid, or delivered by facsimile, and will be deemed given (i) if delivered by nationally recognized overnight carrier, one business day after so mailed and (ii) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, California 90071 Attention: Chief Financial Officer Facsimile No.: 213-271-1614

(b)	with copies to:

Cadwalader, Wickersham & Taft LLP One World Financial Center
New York, New York  10281 Attention:  Christopher T. Cox Facsimile No.: 212-504-6666

(c)	if to the Investor, to:

[LENDER NAME] [ADDRESS] [ADDRESS]
Attention: [●] Facsimile No.: [●]

(d)	with copies to:

[NAME] [ADDRESS] [ADDRESS]
Attention: [●] Facsimile No.: [●]

    7.     This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

    8.     The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

    9.     In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

    10.   This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York.

    11.   Each of the Company and the Investor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Company and the Investor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

    12.  EACH OF THE COMPANY AND THE INVESTOR WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE COMPANY AND THE INVESTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CLAUSE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH OF THE COMPANY AND THE INVESTOR ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS CLAUSE, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS CLAUSE.

    13.     This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

    Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:

[LENDER NAME]

By:
Title:

[Signature page to Stock Issuance Agreement]

Agreed and Accepted
this         day of                                  ,                      :

CADIZ INC.

By:
Title:

[Signature page to Stock Issuance Agreement]

EXHIBIT A

Form of Opinion of Counsel to Company

1.	The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

2.	The Company has the corporate power and corporate authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby.

3.	The Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.
The execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Shares, will not (i) conflict with the Company’s charter or by-laws, (ii) constitute a violation of, or a breach or default under, the terms of any contract listed on a schedule to this opinion or (iii) violate or conflict with, or result in any contravention of, any applicable law or any order listed on a schedule to this opinion.

5.
No governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

6.
The Shares have been duly authorized by the Company and, when delivered to the Investor, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the laws of the State of Delaware or the Company’s charter or by-laws.

7.	The Company is not and, solely after giving effect to the issuance of the Shares to the Investor, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

Exhibit G

NOTE EXCHANGE AGREEMENT

    NOTE EXCHANGE AGREEMENT, dated as of November 23, 2015 (this “Agreement”), by and among Cadiz Inc. (the “Company”) and each of the parties listed on the signature pages hereto (each a “Noteholder”, and collectively, the “Noteholders”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indenture (as defined herein).

    WHEREAS, concurrently with the entry into this Agreement, the Company is entering into an agreement to amend the Credit Agreement (the “Credit  Agreement Amendment”) for the purpose of, among other things, (i) permitting the issuance of the Exchange  Notes  in  exchange  for  a  like  Accreted  Principal  Amount  of  the  2018  Notes,(ii) extending the maturity date of the March 2013 Secured Term Loans outstanding under the Credit Agreement prior to the date hereof to June 30, 2017 (the maturity date of the Tranche B Term Loans outstanding thereunder), (iii) increasing the principal amount of March 2013 Secured Term Loans outstanding to satisfy the payment of additional interest to the lenders under the Credit Agreement and, under certain circumstances, an extension fee to the lenders under the Credit Agreement and (iv) requiring the Company to make a prepayment of term loans outstanding under the Credit Agreement in an amount equal to $9,000,000 on or prior  to March 4, 2016;

    WHEREAS, the Company has previously issued its 7.00% Convertible Senior Notes due 2018 (the “2018 Notes”) pursuant to the Indenture dated as of March 5, 2013 between Cadiz and The Bank of New York Mellon, N.A., as trustee, as amended by that certain First Supplemental Indenture dated as of October 30, 2013, by and among the Company and the Trustee (as so amended, the “Indenture”);

    WHEREAS,  as  of  February 5,  2014,  U.S.  Bank  National  Association  was appointed as successor trustee under the Indenture (the “Trustee”);

    WHEREAS, the Noteholders have delivered consents, in the form contemplated by Section 1(a) hereof (the “Consents”), to amend the Indenture to permit the issuance by the Company of 7.00% Convertible Senior Notes due 2020 (the “Exchange Notes”), which Exchange Notes shall be substantially identical to the 2018 Notes, with the differences specified in Section 1 hereto, and to amend the Indenture to reflect the modified terms for the 2018 Notes set forth in Section 1 hereto;

    WHEREAS, each Noteholder beneficially owns the aggregate principal amount of 2018 Notes set forth in the written instrument executed by such Noteholder and delivered to the Company contemporaneously with the execution and delivery of this Agreement (each such instrument, a “Noteholder Letter” and with the 2018 Notes referenced in the Noteholder Letter being referred to herein as such Noteholder’s “Subject Notes”); and

    WHEREAS, each of the Noteholders intends to exchange its 2018 Notes for Exchange Notes, with terms as specified in Section 1(c) hereof, and the Company intends to issue such Exchange Notes in an aggregate Accreted Principal Amount of Exchange Notes equal to the aggregate Accreted Principal Amount of the 2018 Notes so exchanged, and otherwise in accordance with the terms and conditions of this Agreement (the “Note Exchange”).

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

SECTION 1

AMENDMENTS AND NOTE EXCHANGE

    (a)     2018 Notes Amendments.   Immediately prior to the effectiveness of the Note Exchange pursuant to Section 1(b), the Noteholders shall have delivered the Consents to the Company, the Company shall deliver the Consents to the Trustee and the Company and the Noteholders shall take such other actions as are reasonably necessary to implement the following amendments (the “Amendments”) to the terms of the 2018 Notes and the Indenture.

    (i)     The caption and first clause of Section 4.09 (Incurrence of Debt) of the Indenture, up to but not including Section 4.09(i) of the Indenture shall be amended and replaced with the following:

       “Section 4.09. Incurrence of Debt. At and following the effectiveness of the Note Exchange (as defined in that certain Note Exchange Agreement, dated as of the date of the Second Supplemental Indenture to the Indenture, between the Company and the Holders party thereto, such Note Exchange, the “Note Exchange”), this Section 4.09 shall be deemed to be replaced with “[Reserved]”. Prior to the effectiveness of the Note Exchange, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, Incur any Debt, except that the Company and its Subsidiaries may Incur the following Debt:”

    (ii)     Section 4.09(ii) of the Indenture shall be amended and replaced with the following:

       “(ii) Debt of the Company and Cadiz Real Estate LLC Incurred pursuant to the Credit Agreement in an aggregate original principal amount not to exceed $44,250,000 outstanding at any time, plus any accretion pursuant to the terms of the Credit Agreement,”

    (iii) The caption and first clause of Section 4.10 (Asset Sales) of the Indenture, up to but not including Section 4.09(a) of the Indenture shall be amended and restated to add a new first clause and be replaced with the following:

       “Section 4.10. Asset Sales. At and following the effectiveness of the Note Exchange, this Section 4.10 shall be deemed to be replaced with “[Reserved]”. Prior to the effectiveness of the Note Exchange:”

    (b)     Note Exchange. Promptly following the satisfaction or waiver of the closing conditions in Section 4(a), the parties shall effectuate the Note Exchange in the following manner: (i) the Company shall issue and deliver to the Trustee, and shall cause the Trustee to authenticate and deliver and hold as custodian for The Depository Trust Company, to be credited to the accounts of the Noteholders specified in the applicable Noteholder Letters, an aggregate Accreted Principal Amount of Exchange Notes equal to the aggregate Accreted Principal Amount of the Subject Notes exchanged hereunder and (ii) the Noteholders severally (and not jointly) shall deliver to the Company all of their respective Subject Notes (the “Exchanged 2018 Notes”) by causing their DTC participants to effect a deposit/withdrawal at custodian of the Exchanged 2018 Notes to the Trustee. The Exchange Notes issued pursuant to the Note Exchange shall accrete pursuant to the terms of the Exchange Indenture (as defined below), commencing on the closing date of the Note Exchange.

    (c)     Exchange Indenture. Immediately prior to the effectiveness of the Note Exchange pursuant to Section 1(b) and effective as of the closing date of the Note Exchange, the Company shall execute and deliver a new indenture (the “Exchange Indenture”) with the Trustee governing the Exchange Notes, with terms substantially identical to those of the Indenture, as in effect immediately prior to the Amendments, with the following modifications.

    (i)     The Maturity Date of the Exchange Notes shall be March 5, 2020.

    (ii)     The Conversion Rate of the Exchange Notes shall be set forth in Section 10.01 of the Exchange Indenture as 148.148 shares of Common Stock per $1,000 of then Accreted Principal Amount of Exchange Notes, subject to adjustment consistent with the terms of the Indenture, as in effect immediately prior to the Amendments.

    (iii)     Section 2.11 of the Exchange Indenture shall read as follows:

       “Section 2.11. Cancellation; Certain Redemptions.

       To the extent permitted by law, the Company or any of its Subsidiaries may from time to time repurchase any Notes in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders; provided that, subject to the provisions of Article 3, Section 4.10 and the following proviso, the Company and any of its Subsidiaries, as applicable, shall offer to all Holders, pro rata in accordance with their interests in the Notes, any offers to repurchase, offers to exchange, tender offers, exchange offers or similar transactions with respect to the Notes; provided, however, that no such pro rata offer shall be required by this Section 2.11 if the Company reasonably determines that  such offer  would  require  filing  a  Schedule TO  with the  Commission  or compliance with Rule 13e-4 or Regulation 14D under the Exchange Act or registration of such offer under the Securities Act, in which case, the Company shall use commercially reasonable efforts to extend such pro rata offer to such Holders as the Company reasonably determines are permitted to participate in such pro rata offer without requiring the filing of a Schedule TO or compliance with Rule 13e-4 or Regulation 14D under the Exchange Act, and if securities would be offered in such pro rata offer, as would be consistent with relying on the exemption from registration in Section 4(a)(2) of the Securities Act. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver evidence of the canceled Notes to the Company.”

    (iv)     Section 4.09(i) of the Exchange Indenture shall read as follows:

       “(i)(a) Debt of the Company in respect of the 2018 Notes outstanding on the date hereof, after giving effect to the issuance of the Notes on the date hereof in exchange for certain 2018 Notes, and (b) Debt of the Company in respect of the Notes (including Additional Notes in an aggregate Original Principal Amount not to exceed $5,000,000 at any one time outstanding),”

    (v)     Section 4.09(ii) of the Exchange Indenture shall read as follows:

       “(ii) Debt of the Company and Cadiz Real Estate LLC Incurred pursuant to the Credit Agreement in an aggregate original principal amount not to exceed $46,500,000 outstanding at any time, plus any accretion pursuant to the terms of the Credit Agreement,”

    (d)     Registration Rights. Promptly following the closing of the Note Exchange the Noteholders and the Company shall enter into a registration rights agreement providing that the Exchange Notes and the shares of Common Stock receivable upon conversion thereof shall have the benefit of customary registration rights.

    (e)     Exchange Notes Indenture Draft. Promptly following the date hereof and in any event no later than 12:00 noon New York time on November 24, 2015, the Company shall deliver the Noteholders a draft of the Exchange Indenture.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Noteholders effective as of the date hereof as follows:

    (a)     Due Organization. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

    (b)     Due Authorization; Binding Agreement; No Conflicts. The Company has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including entry into the Exchange Indenture and consummation of the Note Exchange. This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Noteholders) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). The Exchange Indenture, when entered into, will be duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). Neither this Agreement nor the consummation of the transactions contemplated hereby, including entry into the Exchange Indenture and consummation of the Note Exchange, will violate, conflict with or result in a breach of or default under (i) the certificate of incorporation or bylaws of the Company; (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, which the violation, conflict or breach thereof would be material to the Company; or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, which the violation, conflict or breach thereof would be material to the Company.

    (c)     Validity of Exchange Notes. The Exchange Notes issued pursuant to this Agreement, when authenticated by the Trustee and delivered in exchange for the Exchanged 2018 Notes in accordance with the Exchange Indenture, will be the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS

    Each Noteholder hereby, severally and not jointly, represents and warrants to the Company as of the date hereof as follows:

    (a)     Due Organization. Such Noteholder is duly organized and validly existing under the laws of the jurisdiction of its organization.

    (b)     Due Authorization; Binding Agreement. Such Noteholder has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by such Noteholder and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of such Noteholder enforceable against such Noteholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

    (c)     Ownership of the Subject Notes. Such Noteholder is, and at all times since the Record Date stated in Section 4(a) has been, the beneficial owner of all of its Subject Notes, free and clear of any adverse claim, mortgage, pledge, lien, encumbrance, option, charge or other security interest that would prevent such Noteholder’s compliance with its obligations hereunder. Such Noteholder does not own, beneficially or of record, any 2018 Notes of the Company or securities convertible or exchangeable for 2018 Notes of the Company other than as set forth in the applicable Noteholder Letter. Such Noteholder has the sole right and power to vote and dispose of the Subject Notes, and none of such Subject Notes is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of any of the Subject Notes, except for this Agreement.

    (d)     Investment Intent. The Exchange Notes to be acquired by such Noteholder pursuant to this Agreement shall be acquired for such Noteholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and such Exchange Notes shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

    (e)     Sophisticated Investor. Such Noteholder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” or “institutional accredited investor” as defined in Rule 501 under Regulation D of the Securities Act. Such Noteholder is able to bear the economic risk of its investment in the Exchange Notes for an indefinite period of time and acknowledges that no public market exists for the Exchange Notes and that there is no assurance that a public market will ever develop for the Exchange Notes. Such Noteholder understands that the tax consequences of the Note Exchange are complex, and accordingly such Noteholder represents and warrants that it has consulted with its own independent tax advisor concerning the Note Exchange and is not relying on the Company or any of its respective affiliates or agents, including its counsel and accountants, for any tax advice regarding the tax consequences of the Note Exchange or any other transactions contemplated by this Agreement.

    (f)     Restricted Notes and Stock. Such Noteholder acknowledges (i) that the issuance of the Exchange Notes pursuant to this Agreement and the issuance of any shares of Common Stock upon conversion of any of the Exchange Notes (the “Conversion Shares”) have not been registered, nor does the Company have a plan or intent to register such issuance of Exchange Notes or Conversion Shares, under the Securities Act or any state securities laws except as contemplated by Section 1(d), (ii) the Exchange Notes and Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, (iii) the Exchange Notes and Conversion Shares are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and (iv) any and all certificates representing the Exchange Notes and Conversion Shares shall bear the Transfer Restriction Legend (in the case of the Exchange Notes and as defined in the Indenture) and the legend set forth in the Exchange Notes (in the case of the Conversion Shares).

    (g)     Information. Such Noteholder (i) has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information (including all documents filed or furnished to the Securities and Exchange Commission by the Company); (ii) has had sufficient access to the Company necessary for such Noteholder to decide to exchange its 2018 Notes for Exchange Notes in accordance with this Agreement and (iii) with respect to the transactions contemplated hereby, such Noteholder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for (A) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, and (B) the representations and warranties made by the Company in this Agreement.

    (h)     No General Solicitation or Advertising. The offer to enter into Note Exchange was directly communicated to such Noteholder. At no time was such Noteholder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

    (i)     Hold Period. From the date of this Agreement until the closing of the Note Exchange, such Noteholder shall not, and shall not allow any of its Affiliates to, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, all or any portion of the Subject Notes to be exchanged hereunder.

SECTION 4

GENERAL PROVISIONS

    (a)     Record Date, Closing.  Pursuant to Section 12.02(d) of the Indenture, the record date for purposes of this Agreement (the “Record Date”) shall be October 31, 2015. The closing of the Note Exchange shall occur promptly after satisfaction, or waiver by the Company and each of the Noteholders, of the following conditions:

    (i)     The Company and the Trustee shall have duly executed a supplemental indenture to the Indenture to implement the Amendments and the Amendments to the terms of the 2018 Notes and the Indenture shall have become effective.

    (ii)    The Company and the Trustee shall have duly executed the Exchange Indenture.

    (iii)    The amendments contemplated by the Credit Agreement Amendment, as it exists as of the date hereof, shall have become effective.

    (iv)     The Company shall have delivered written notice to the Noteholders setting forth the date on which the closing of the Note Exchange is to occur, which date shall be no less than one business day following the date that such notice is delivered to all of the Noteholders.

    (b)     Termination, Cooperation. The Noteholders, upon two (2) Business Day’s written notice by Noteholders representing a majority of the total Accreted Principal Amount of the 2018 Notes held by the Noteholders party to this Agreement, shall have the right to terminate this Agreement, and the parties’ obligations hereunder, if (i) the Credit Agreement Amendment is not executed on or before November 25, 2015 or (ii) the Note Exchange is not consummated on or before December 11, 2015. Each party hereto shall use its reasonable best efforts to cause the foregoing conditions to be satisfied and to effectuate the closing of the Note Exchange, in each case as promptly as possible, and in any event no later than December 4, 2015.

    (c)     Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any of the Noteholders or the Company from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the party sought to be bound, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

    (d)     Disclosure. Nothing contained in this Agreement shall be construed to limit the Company or any Noteholder from making such disclosures as may be required by law.

    (e)     Notice. All notices and other communications hereunder shall be  in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Company as provided pursuant to the Indenture, and to each Noteholder at the address set forth in the applicable Noteholder Letter (or at such other address for a party as shall be specified by like notice).

    (f)     Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

    (g)     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    (h)     Entire Agreement. This Agreement embodies the entire agreement and understanding of the Noteholders and the Company with respect to the subject matter hereof and thereof, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

    (i)     Specific Performance; Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement may cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity. The parties agree that they shall be entitled to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may entitled at law or in equity. In addition, each of the parties hereto (i) agrees that any action related to or arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware, unless the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over the action, in which case, any action related to or arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) consents to the personal jurisdiction of each of the courts listed in subsection (i) hereof in the event any action related to or arising out of this Agreement or any of the transactions contemplated hereby is brought, (iii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) consents to service of process in the manner set forth in Section 4(e) of this Agreement in connection with any action related to or arising out of this Agreement or any of the transactions contemplated hereby and (v) waives any right to trial by jury in any action related to or arising out of this Agreement or any of the transactions contemplated hereby.

    (j)     Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic or pictorial appearance of the document, will have the same effect as physical delivery of the paper document bearing the original signature.

    (k)     Expenses. All fees and expenses with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby shall be borne by the party incurring such fees and expenses.

[Signature page follows]

    IN WITNESS WHEREOF, the Company and each Noteholder has caused this Agreement to be executed on its behalf as of the date first written above.

The Company

CADIZ INC.

By:
Name:
Title:

[Signature page to Note Exchange Agreement]

NOTEHOLDERS:

[NOTEHOLDER]

By:
Name:
Title:

[Signature page to Note Exchange Agreement]